Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 27, 2020, relating to the financial statements of MGM Growth Properties Operating Partnership LP appearing in the Annual Report on Form 10-K of MGM Growth Properties Operating Partnership LP for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

May 18, 2020